Exhibit 99.6

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the business combination. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to such statements. The information used to prepare the unaudited pro forma condensed combined financial statements was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included in the joint proxy statement/prospectus forming a part of the Registration Statement on Form S-4 (Registration No. 333-236460) dated May 7, 2020 (the “Joint Proxy Statement/Prospectus”) and incorporated by reference herein.

• The historical unaudited condensed financial statements as of and for the three months ended March 31, 2020 and the historical audited financial statements as of and for the year ended December 31, 2019 of Hycroft Mining Corporation (“Seller”); and

• The historical unaudited condensed financial statements as of and for the three months ended March 31, 2020 and the historical audited financial statements as of and for the year ended December 31, 2019 of Mudrick Capital Acquisition Corporation (“MUDS”).

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial statements are based on MUDS’ historical financial statements and Seller’s historical consolidated financial statements as adjusted to give effect to the business combination assuming that the minimum cash condition under the Purchase Agreement is satisfied with no additional cash. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 gives effect to the business combination, the exchange, the debt and warrant assumption, the 1.25 Lien Exchange, the conversion and the private investment as if they had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives effect to the business combination as if such transactions had occurred on March 31, 2020.

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the business combination: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment (as defined below), (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. For purposes of the unaudited pro forma financial information contained in this joint proxy statement/prospectus, the “PIPE Investment” consists of the private investment plus an incremental private placement equity investment, if needed. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the business combination and related transactions.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had any historical commercial relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Unaudited Pro Forma Condensed Combined Financial Information,” “Seller’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the Joint Proxy Statement/Prospectus incorporated by reference herein.

For more information about the business combination, please see the sections entitled “The Business Combination” and “The Purchase Agreement and Related Agreements” in the Joint Proxy Statement/Prospectus incorporated by reference herein.

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PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2020
(UNAUDITED)
(in thousands)

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Assets:
Cash	$6,566	$13	679	c		679	c
			(1,853)	c		(1,853)	c
			25,000	d		25,000	d
			71,786	d		—	d
			98,600	e		98,600	e
			10,000	f		20,000	f
			(132,697)	g		(132,697)	g
			(13,589)	h		(12,014)	h
			3,214	i	$67,719	65,000	i	$69,294
Restricted cash	2,929		(2,929)	c	—	(2,929)	c	—
Accounts receivable	851				851			851
Inventories	4,989				4,989			4,989
Ore on leach pads	26,122				26,122			26,122
Prepaids and other	4,131	54			4,185			4,185
Current assets	45,588	67	58,211		103,866	59,786		105,441
Investments held in Trust account		71,786	(71,786)	d	—	(71,786)	d	—
Restricted cash	39,595				39,595			39,595
Plant and equipment, net	51,573				51,573			51,573
Deferred tax asset, net			—	k	—	—	k	—
Other assets, non-current	7,551		(7,311)	j	240	(7,311)	j	240
Total assets	$144,307	$71,853	$(20,886)		$195,274	$(19,311)		$196,849
Liabilities:
Accounts payable	$13,086	$2,671	(1,025)	h	$14,732	(1,025)	h	$14,732
Interest payable	371		(371)	g	—	(371)	g	—
Other liabilities, current	4,858	33	(1,853)	c	3,038	(1,853)	c	3,038
Debt, current	595,376	600	(595,376)	g	600	(595,376)	g	600
Current liabilities	613,691	3,304	(598,625)		18,370	(598,625)		18370
Deferred underwriting fees		7,280	(7,280)	h	—	(7,280)	h	—
Other liabilities, non-current	18				18			18
Debt, non-current			64,350	e		64,350	e
			80,000	g		80,000	g
			(7,311)	j	137,039	(7,311)	j	137,039
Royalty agreement			30,000	e	30,000	30,000	e	30,000
Asset retirement obligation, non-current	4,467				4,467			4,467
Total liabilities	618,176	10,584	(438,866)		189,894	(438,866)		189,894

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Stockholders’ (Deficit) Equity:
Common stock subject to possible redemption		56,269	(56,269)	d	—	(56,269)	d	—
Preferred stock		—			—			—
Class A common stock		—	2	d		1	d
			3	g		3	g
			—	i	5	1	i	5
Class B common stock		1	(1)	d	—	(1)	d	—
Common stock	3		(3)	c	—	(3)	c	—
Additional paid-in capital	5,184	3,302	(2,058)	c		(2,058)	c
			82,965	d		11,180	d
			4,250	e		4,250	e
			10,000	f		20,000	f
			321,914	g		321,914	g
			4,561	h		2,371	h
			3,214	i	433,332	64,999	i	431,141
Retained earnings (accumulated deficit)	(479,056)	1,697	61,133	g		61,133	g
			(189)	c		(189)	c
			(1,697)	d		(1,697)	d
			(9,845)	h	(427,957)	(6,080)	h	(424,191)
Total stockholders’ (deficit) equity	(473,869)	61,269	417,980		5,380	419,555		6,9555
Total liabilities and stockholders’ (deficit) equity	$144,307	$71,853	$(20,886)		$195,274	$(19,311)		$196,849

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2020
(UNAUDITED)
(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Revenues	$11,124				$11,124			$11,124
Cost of sales:
Production costs	15,569		167	c	15,736	167	c	15,736
Depreciation and amortization	1,334				1,334			1,334
Write-down of production inventories	6,965				6,965			6,965
Total cost of sales	23,868	—	167		24,035	167		24,035
Operating expenses:
Accretion	93				93			93
General and administrative	2,006	3,122	(3,385)	d	1,743	(3,385)	d	1,743
Loss from operations	(14,843)	(3,122)	3,218		(14,747)	3,218		(14,747)
Other income (expense):
Interest income	112	660	(660)	e	112	(660)	e	112
Interest expense	(19,887)		16,443	f	(3,444)	16,443	f	(3,444)
Loss before income taxes	(34,618)	(2,462)	19,001		(18,079)	19,001		(18,079)
Income tax	—	(128)	128	g	—	128	g	—
Net loss	$(34,618)	$(2,590)	$19,129		$(18,079)	$19,129		$(18,079)
Loss per share:
Basic and diluted	$(11.95)				$(0.36)			$(0.36)
Weighted average shares outstanding:
Basic and diluted	2,897,568		47,109,341		50,006,909	47,160,119		50,057,687

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2019
(UNAUDITED)
(in thousands, except share and per share amounts)

			No Redemption Scenario			Maximum Redemption Scenario
	(a) Seller Subsidiaries	(b) MUDS	Pro Forma Adjustments (No Redemptions)		Pro Forma Combined (No Redemptions)	Pro Forma Adjustments (Max Redemptions)		Pro Forma Combined (Max Redemptions)
Revenues	$13,709				$13,709			$13,709
Cost of sales:
Production costs	11,041		206	c	11,247	206	c	11,247
Depreciation and amortization	1,011				1,011			1,011
Write-down of production inventories	18,617				18,617			18,617
Total cost of sales	30,669	—	206		30,875	206		30,875
Operating expenses:
Project and development	7,708				7,708			7,708
Care and maintenance	3,529				3,529			3,529
Pre-production depreciation and amortization	1,067				1,067			1,067
Accretion	422				422			422
General and administrative	6,072	876	(1,582)	d	5,366	(1,582)	d	5,366
Reduction in asset retirement obligation	(1,880)				(1,880)			(1,880)
Impairment of long-lived assets	63				63			63
Loss from operations	(33,941)	(876)	1,376		(33,441)	1,376		(33,441)
Other income (expense):
Interest income	795	4,387	(4,387)	e	795	(4,387)	e	795
Interest expense	(64,844)		51,521	f	(13,323)	51,521	f	(13,323)
Loss before reorganization items, net and income taxes	(97,990)	3,511	48,510		(45,969)	48,510		(45,969)
Reorganization items, net	(905)				(905)			(905)
Loss before income taxes	(98,895)	3,511	48,510		(46,874)	48,510		(46,874)
Income tax	—	(900)	900	g	—	900	g	—
Net loss	$(98,895)	$2,611	$49,410		$(46,874)	$49,410		$(46,874)
Loss per share:
Basic and diluted	$(36.10)				$(0.94)			$(0.94)
Weighted average shares outstanding:
Basic and diluted	2,739,505		47,272,555		50,012,060	47,318,182		50,057,687

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.   Basis of Presentation

Description of the Transactions

MUDS, a publicly traded blank check company, and Seller, a US-based, gold and silver producer operating the Hycroft mine located in the world-class mining region of Northern Nevada, have entered into a definitive purchase agreement, under which Seller will sell all of the equity interests of Seller’s subsidiaries to MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of MUDS (“Acquisition Sub”), and MUDS or Acquisition Sub will acquire substantially all of Seller’s other assets and discharge and pay or assume substantially all of Seller’s liabilities.

Pursuant to the terms of the business combination, Seller will have, after raising gross cash proceeds of $210.0 million, the minimum cash condition under the Purchase Agreement, at least $50.0 million of unrestricted and available cash on hand at closing. Cash and financing sources for the transaction include (a) a $110.0 million multi-tranche credit agreement arranged by Sprott Resource Lending Corp. (the “Sprott Credit Agreement”), of which $70.0 million is expected to be drawn at closing, (b) a $30.0 million 1.5% net smelter royalty agreement arranged by Sprott Private Resource Lending II (Co.) Inc. (the “Sprott Royalty Agreement”), (c) consummation of a $25.0 million forward purchase of MUDS units and shares by sponsor, (d) Assumed New Subordinated Notes not to exceed $80.0 million, (e) the net cash remaining in MUDS’ trust account following any MUDS stockholder redemptions, (f) proceeds generated from the PIPE Investment, which are expected to be at least $10.0 million and (g) the exchange of the Excess Notes and the 1.5 Lien Notes into shares of MUDS Class A common stock and conversion of the Second Lien Notes into shares of Seller common stock immediately prior to the consummation of the business combination.

Seller’s post-transaction indebtedness will include amounts drawn from the Sprott Credit Agreement plus the Assumed New Subordinated Notes not to exceed $80.0 million. All other indebtedness of Seller will be repaid and retired, exchanged for shares of MUDS Class A common stock, converted into shares of Seller common stock or assumed by MUDS in the transaction.

Accounting for the Business Combination

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer”. This determination was primarily based on current stockholders of Seller having a relative majority of the voting power of the combined entity, the operations of Seller prior to the acquisition comprising the only ongoing operations of the combined entity, the fact that four of the seven director nominees to the HYMC board of directors are current directors of Seller (and such nominees are therefore expected to comprise a majority of the HYMC board of directors following the business combination), and senior management of Seller comprising the majority of the senior management of the combined entity. At any redemption level, including the maximum, the Seller’s common stockholders prior to the consummation of the business combination (and after issuance of additional shares of Seller common stock pursuant to the conversion of the Second Lien Notes) and the holders of the Excess Notes and 1.5 Lien Notes receiving shares of MUDS Class A common stock in exchange for their notes, will hold more than 50% at a minimum, and up to approximately 94% at a maximum, of the total shares of MUDS Class A common stock which will be issued and outstanding upon consummation of the business combination.

Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Seller. The net assets of Seller will be stated at historical cost, with no goodwill or other intangible assets recorded.

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Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to the following events that are related and/or directly attributable to the business combination: (i) the exchange, (ii) the debt and warrant assumption, (iii) the 1.25 Lien Exchange, (iv) the conversion, (v) the PIPE Investment, (vi) the forward purchase, (vii) the underwriting commission issuance of MUDS Class A common stock and (viii) the lender issuance of MUDS Class A common stock, each of which are factually supportable and, with respect to the pro forma statement of operations, are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the business combination, and the foregoing transactions attributable to the business combination listed above.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and preliminary in nature. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MUDS and Seller have not had any historical commercial relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

This information should be read together with MUDS’ and Seller’s financial statements and related notes, “Seller’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the Joint Proxy Statement/Prospectus incorporated by reference herein.

Redemption Scenarios

The unaudited pro forma condensed combined financial information has been prepared using two redemption scenarios, which give effect to the range of minimum and maximum redemptions that may occur in addition to the effects of other financing agreements and exchanges outlined in the Description of Business Combination section above.

a) No Redemption Scenario — The no redemption scenario assumes that, after giving effect to the stock redeemed by public stockholders in connection with the Extension Meeting, no additional shares of MUDS Class A common stock are redeemed, resulting in aggregate cash available for transaction consideration, before any costs and fees, of $71.8 million for the benefit of the continuing combined entity. At the Extension Meeting, 13,890,713 shares of MUDS Class A common stock (approximately 67%) were redeemed leaving a total of 6,909,287 shares of MUDS Class A common stock unredeemed as of March 31, 2020.

b) Maximum Redemption Scenario — The maximum redemption scenario assumes that 6,909,287 shares of MUDS Class A common stock are redeemed, resulting in an aggregate payment before any costs and fees, of $71.8 million as of March 31, 2020 out of the trust account to the holders of MUDS Class A common stock. In its unaudited condensed interim financial statements as of and for the three months ended March 31, 2020, to support its financial reporting presentation requirements for the Trust, the Sponsor has presented 1,338,072 shares of Class A Common Stock as issued and outstanding which is exclusive of the 5,571,215 shares of Class A Common Stock presented as subject to possible redemption in those same financial statements; however, the total of these two amounts, which equals 6,909,287 shares, is entirely subject to redemption.

The following table summarizes the estimated transaction consideration and costs and fees under each redemption scenario. The amounts reflected below are preliminary in nature and subject to future adjustment as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs. The preliminary amounts shown below are not indicative or representative of how such transactions may be reported in the future for financial reporting purposes upon the completion of all technical accounting analysis. See the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements for additional details and pro forma adjustments related to the below instruments and transactions.

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Preliminary Estimated Consideration	(a) No Redemptions	(b) Maximum Redemptions
Cash:
Investments held in Trust account(1)	$71,786	$—
Sprott Credit Agreement(2)	68,600	68,600
Royalty Agreement(3)	30,000	30,000
Sponsor forward purchase (MUDS units and shares)(4)	25,000	25,000
Proceeds from PIPE Investment (MUDS stock)(5)	10,000	20,000
Backstop Agreement (MUDS stock and warrants)(6)	3,214	65,000
Class A common stock:
MUDS stock issued to holders of Seller’s 1.25 and 1.5 Lien Notes(7)	182,001	182,001
MUDS stock issued to former holders of Seller’s Second Lien Notes(8)(9)	139,873	139,873
MUDS stock issued to Seller’s common stockholders(8)(9)	3,126	3,126
Assumed debt:
New Subordinated Notes(10)	80,000	80,000
Estimated Consideration, Gross	613,600	613,600
Transaction fees and costs:
Management incentive compensation(11)	(7,339)	(5,764)
Deferred underwriting fees(12)	(7,061)	(4,871)
Investment banking advisory services(13)	(3,750)	(3,750)
Estimated Fees and Costs	(18,150)	(14,385)
Estimated Consideration, Net	$595,450	$599,215

(1)	Represents estimated remaining gross proceeds from investments held in Trust account, using the March 31, 2020 trust balance.

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(2)	Represents the gross proceeds expected to be advanced under the Sprott Credit Agreement on the closing date after giving effect to the 2% issuance discount of $1.4 million.
(3)	Proceeds from the Sprott Royalty Agreement.
(4)	Gross proceeds from the forward purchase of MUDS’ units and shares by sponsor at $10.00 per unit.
(5)	Estimated gross proceeds from shares of MUDS Class A common stock purchased at $10.00 per share through the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including incremental equity investment).
(6)	Estimated gross proceeds from shares of MUDS Class A common stock issued at $10.00 per share under the Subscription/Backstop Agreements; the counterparties to the Subscription/Backstop Agreements are investment funds affiliated with Seller and will receive 0.5 warrants per share (3.25 million warrants) regardless of whether or not such parties are required to purchase any shares pursuant to the Subscription/Backstop Agreements.
(7)	Represents the estimated value of shares of MUDS Class A common stock issued at $10.00 per share to former holders of Seller’s 1.25 Lien and 1.5 Lien Notes to satisfy any remaining and unpaid balance following any cash repayments of the such notes (based on the cash available for such repayments, if any).
(8)	Represents the estimated value of shares of MUDS Class A common stock distributed, on a pro rata basis, to holders of Seller common stock, including the former holders of the Second Lien Notes, at $10.00 per share following the conversion of the Second Lien Notes into shares of Seller common stock.
(9)	Does not reflect distribution of Surrendered Shares to holders of Seller common stock, including the former holders of the Second Lien Notes, as Surrendered Shares, while received by Seller as consideration in transaction for distribution to holders of Seller common stock, including the former holders of the Second Lien Notes, are an allocation of MUDS Class A common shares and do not result in specific or additional transaction consideration requiring pro forma adjustment in these unaudited pro forma condensed combined financial statements.
(10)	Represents the New Subordinated Notes (not to exceed $80.0 million) issued in exchange for the 1.25 Lien Notes.
(11)	Represents cash payments for management incentive bonuses pursuant to Seller’s Retention Bonus Plan.
(12)	Represents amounts due to MUDS’ underwriter which were deferred until the completion of a business combination. The fees will be paid with (a) $2.5 million cash, (b) $2.0 million of MUDS’ Class A common stock, and (c) $2.78 million of MUDS Class A common stock to be paid dependent on the level of redemptions and PIPE investment proceeds and a sliding scale using a price of $10.00 per share and a $75.0 million threshold.
(13)	Represents amounts due for investment banking advisory services to Seller.

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Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020

The unaudited pro forma condensed combined balance sheet as of March 31, 2020 reflects the following adjustments:

(a)	Represents the historical unaudited balance sheet of Hycroft Mining Corporation, Seller, as of March 31, 2020. For financial reporting purposes under US GAAP, Seller is the acquirer.

(b)	Represents the historical unaudited balance sheet of MUDS, as of March 31, 2020. For financial reporting purposes under US GAAP, MUDS is the acquiree.

(c)	Represents adjustments to the Seller’s balances for certain assets and liabilities that will either remain with Seller or be settled as part of the transaction, including, (1) $2.25 million of cash (post reclassification of $2.9 million of restricted cash to available cash) to be retained by Seller, (2) $1.8 million of cash paid at closing of the business combination to settle the deferred phantom unit liability, and (3) related stockholders’ equity adjustments based on the $3.1 million of value for 312,595 shares of MUDS Class A common stock, at $10.00 per share, representing the portion of the 32,500,000 shares of MUDS Class A common stock issued by MUDS that is distributed to the existing owners of Seller’s common stock. Based on the terms of the business combination and allocation hierarchy of transaction consideration, the value of the 312,595 shares of MUDS Class A common stock received by Seller’s stockholders is lower than Seller’s March 31, 2020 paid-in capital balance of $5.2 million, less the $2.25 million of cash retained by Seller, by approximately $0.1 million.

The allocation of the 32,500,000 shares of MUDS Class A common stock issued by MUDS is determined using the balances of Seller’s paid-in capital and the Excess Notes, the 1.5 Lien Notes and the Second Lien Notes (collectively referred to as the “Seller Stockholder Funded Debt”, which, based on the terms of the business combination and allocation hierarchy of transaction consideration results in the Excess Notes and 1.5 Lien Notes (at 110% of face value) being satisfied in full, after which the remaining consideration is distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. Accordingly, as the balances of the Seller Stockholder Funded Debt has increased after March 31, 2020 for additional 1.25 Lien Note issuances, which increases the balance of the Excess Notes, and for payment-in-kind interest added to the Seller Stockholder Funded Debt balances, the future/actual allocation of the 32,500,000 shares of MUDS Class A common stock at the transaction closing date will not match the presentation of such herein or included elsewhere in this joint proxy statement/prospectus as a higher number of shares will be allocated to the holders of the Excess Notes and 1.50 Lien Notes with corresponding decreases to the number of shares of MUDS Class A common stock distributed on a pro rata basis to Seller’s common stockholders, which includes the former holders of the Second Lien Notes. The following table provides a summary of the pro forma adjustments related to the $325.0 million (representing 32,500,000 shares of MUDS Class A common stock) of consideration paid to Seller and distributed to Seller’s stockholders, including the former Second Lien Noteholders, using Seller’s March 31, 2020 recorded balances:

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		Pro Forma Adjustments
	Seller Subsidiaries	Issuance of New Subordinated Note	1.5 Lien Notes Exchanged at 110%	Cash Retained by Seller	Pro Rata Adjustments	Total Pro Forma Adjustments	Pro Forma Combined(1)
Additional paid-in capital	$5,184			$(2,250)	$192	$(2,058)	$3,126
Debt, current:
1.25 Lien Notes	105,593	(80,000)				(80,000)	25,593
1.5 Lien Notes	142,189		14,219			14,219	156,408
Second Lien Notes	216,227				(76,354)	(76,354)	139,873
	$469,193	$(80,000)	$14,219	$(2,250)	$(76,162)	$(144,193)	$325,000

(1)	$325.0 million of consideration issued by MUDS is allocated among the exchange of Seller’s existing Excess Notes and conversion of Second Lien Notes balances into shares of Seller common stock and the exchange of the 1.5 Lien Notes for shares of MUDS Class A common stock. See Note 5. Pro Forma Loss Per Share to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(d)	Under both the no redemption and maximum redemption scenarios, a $1.7 million adjustment is made to remove the retained earnings balance of MUDS.

No Redemption — Represents (1) the reclassification of $71.8 million (representing 6,909,287 shares of MUDS Class A common stock) of investments held in Trust account to cash available for the benefit of the continuing combined entity, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) reclassify 5,571,215 shares of MUDS Class A common stock subject to redemption to HYMC Class A common stock and additional paid-in capital, (ii) record the units and shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase, and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 1,941,667 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents (1) the distribution of $71.8 million (representing 6,909,287 shares of MUDS Class A common stock) of investments held in Trust account to common stockholders of MUDS to disburse the funds for redemptions, (2) $25.0 million of proceeds received pursuant to the Sponsor’s forward purchase agreement for 2,500,000 MUDS units and 625,000 of shares of MUDS Class A common stock, and (3) related stockholders’ equity adjustments to (i) record the distribution of MUDS Class A common stock subject to redemption, (ii) record the units and shares of MUDS Class A common stock purchased by the Sponsor under the forward purchase agreement and (iii) record the conversion and reclassification of 5,200,000 shares of MUDS Class B common stock into shares of MUDS Class A common stock, of which 3,584,616 are surrendered to Seller for pro rata distribution to Seller’s stockholders, which includes the former Second Lien Noteholders following conversion of the Second Lien Notes into Seller common stock. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(e)	Represents the $98.6 million of proceeds from transactions with the Sprott entities, which include (1) $68.6 million of net proceeds received from the Sprott Credit Agreement ($70.0 million gross reduced for a 2% issuance discount), of which $4.3 million was recorded to additional paid-in capital for the partner alignment shares (495,118 shares of MUDS Class A common stock under the No Redemption scenario and 495,621 shares of MUDS Class A common stock under the Maximum Redemption scenario), and (2) $30.0 million of proceeds received from the Sprott Royalty Agreement arranged by Sprott Resource Lending Corp. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(f)	No Redemption — Represents $10.0 million of proceeds received from the 1,000,000 shares of MUDS’ stock sold to investors in the PIPE Investment at $10.00 per share. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

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Maximum Redemption — Represents $20.0 million of proceeds received from the 2,000,000 shares of MUDS Class A common stock sold to investors in the PIPE Investment (excluding the proceeds from the Subscription/Backstop Agreements but including the incremental equity investment) at $10.00 per share to satisfy the minimum cash requirement of $210.0 million of gross cash raised in the transactions. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(g)	Represents the repayment, exchange, or conversion of Seller’s existing debt and interest balances.

Under both the no redemption and maximum redemption scenarios (1) the $125.5 million First Lien Credit Agreement, $6.9 million Jacobs Note, and $0.4 million of interest payable are repaid with cash, (2) $80.0 million of outstanding 1.25 Lien Notes are exchanged for Assumed New Subordinated Notes and $25.6 million of outstanding 1.25L Notes are exchanged for 2,559,300 shares of MUDS Class A common stock, (3) the 1.5 Lien Notes are entitled to receive an amount equal to 110% of the principal balance, which was $14.2 million more than the $142.2 million recorded balance as of March 31, 2020, and are repaid with 15,640,790 shares of MUDS Class A common stock, and (4) the Second Lien Notes are converted into shares of Seller common stock and then 14,299,910 shares of MUDS Class A common stock is distributed pro rata to all holders of Seller common stock (including former holders of Seller common stock following the conversion of the Second Lien Notes which represents 13,987,315 shares of MUDS Class A common stock distributed on a pro rata basis) and the Second Lien Notes will realize a $76.4 million adjustment below the March 31, 2020 recorded balance of $216.2 million based on the terms of the business combination and allocation hierarchy of transaction consideration. See “2(c)” above for additional detail on the methodology and adjustments to the Seller’s 1.25 Lien Notes, 1.5 Lien Notes and 2.0 Lien Notes balances.

	Seller Subsidiaries Balance	Adjustments	Cash Repayments	Issuance of New Subord. Notes	Equity Conversions / Exchanges	Pro Forma Combined
Debt, current
First Lien Agreement	$125,468		$(125,468)			$—
1.25 Lien Notes	105,593			(80,000)	(25,593)	—
1.5 Lien Notes	142,189	14,219	—		(156,408)	—
Second Lien Notes	216,227	(76,354)			(139,873)
Jacobs Note	6,858		(6,858)			—
Less, debt issuance costs	(959)	959				—
	$595,376					$—
Interest payable
First Lien Agreement	$371		(371)			$—
		$(61,176)	$(132,697)	$(80,000)	$(321,874)

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See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(h)	No Redemption — Represents the payments of underwriting fees and transaction costs, including (1) $13.6 million of cash for (i) a $7.3 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller and (2) $4.6 million for 456,104 shares of MUDS Class A common stock issued for deferred underwriting fees. As of March 31, 2020, $1.0 million was accrued in accounts payable for the investment banking advisory services for Seller and $7.3 million was accrued as deferred underwriting fees.

Maximum Redemption — Represents the same pro forma adjustments as the no redemption scenario except that (1) cash underwriting fees and transaction costs total $12.0 million, which includes (i) a $5.8 million management incentive plan payment, (ii) $2.5 million paid for deferred underwriting fees, and (iii) $3.8 million for investment banking advisory services for Seller, and (2) only $2.4 million, representing 237,067 shares of MUDS Class A common stock, are issued for deferred underwriting fees.

See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(i)	No Redemption — Represents $3.2 million (representing 321,400 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements, to satisfy the minimum cash requirement of $210.0 million of gross cash raised in the transactions, and related stockholders’ equity adjustments. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

Maximum Redemption — Represents $65.0 million (representing 6,500,000 shares of MUDS Class A common stock) of cash proceeds received pursuant to the Subscription/Backstop Agreements and related stockholders’ equity adjustments. See Note 5. Pro Forma Loss Per Share to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements for additional detail on common share transactions.

(j)	Represents the reclassification of Seller’s deferred future financing costs related to the debt financing to debt, resulting in $7.3 million of such deferred costs presented as a contra-liability.

(k)	The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, for financial reporting purposes, MUDS has been treated as the “acquired” company and Seller has been treated as the “acquirer.” For tax purposes, MUDS will be treated as the acquirer and is expected to establish a new tax basis in the purchased assets which may result in the recognition of a net deferred tax asset; however, these pro forma adjustments do not include any adjustments for increases in deferred tax assets as it uncertain as to the ultimate realization of any future tax benefits.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Statement of Operations for the Three Months Ended March 31, 2020

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 reflects the following adjustments:

(a)	Represents the historical unaudited statement of operations of Seller for the three months ended March 31, 2020. For financial reporting purposes under GAAP, Seller is the acquirer.

(b)	Represents the historical unaudited statement of operations of MUDS for the three months ended March 31, 2020. For financial reporting purposes under GAAP, MUDS is the acquiree.

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(c)	Represents the effect of the Sprott Royalty Agreement cost, calculated as a percentage of revenue.

(d)	Represents adjustments of (1) $3.1 million for MUDS’ general and administrative costs and (2) $0.3 million of deferred phantom unit costs of Seller, both of which are not expected to have a continuing impact on the combined company.

(e)	Represents an adjustment of $0.7 million for interest income from investments held in the Trust account as such funds would be used as transaction consideration or classified as available cash in the combined company.

(f)	Represents adjustments to interest expense to (1) remove effects of Seller’s obligations, which will not have a continuing effect on the combined company, and (2) add the effects of the obligations of the combined company, namely (i) $70.0 million expected to be advanced under the Sprott Credit Agreement on the closing date of the business combination and (ii) $80.0 million of Assumed New Subordinated Notes in exchange for the 1.25 Lien Notes. The pro forma adjustments do not include the effects of any issuance discounts which may be calculated in the future as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs.

	Seller Subsidiaries Balance	Pro Forma Adjustments	Pro Forma Combined
First Lien Agreement	$2,867	$(2,867)	$—
1.25 Lien Notes	3,352	(3,352)	—
1.5 Lien Notes	5,139	(5,139)	—
Second Lien Notes	7,816	(7,816)	—
Jacobs Note	85	(85)	—
Amortization of debt issuance costs	672	(672)	—
Less: capitalized interest	(44)		(44)
Assumed New Subordinated Notes		2,000	2,000
Sprott Credit Agreement		1,488	1,488
	$19,887	$(16,443)	$3,444

(g)	Represents adjustments to reverse income tax expense recorded by MUDS as the combined company has a loss before income taxes.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2019

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 reflects the following adjustments:

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(a)	Represents the historical audited statement of operations of Seller for the year ended December 31, 2019. For financial reporting purposes under GAAP, Seller is the acquirer.

(b)	Represents the historical audited statement of operations of MUDS for the year ended December 31, 2019. For financial reporting purposes under GAAP, MUDS is the acquiree.

(c)	Represents the effect of the Sprott Royalty Agreement cost, calculated as a percentage of revenue.

(d)	Represents adjustments of (1) $0.9 million for MUDS’ general and administrative costs and (2) $0.7 million of deferred phantom unit costs of Seller, both of which are not expected to have a continuing impact on the combined company.

(e)	Represents an adjustment of $4.4 million for interest income from investments held in the Trust account as such funds would be used as transaction consideration or classified as available cash in the combined company.

(f)	Represents adjustments to interest expense to (1) remove effects of Seller’s obligations, which will not have a continuing effect on the combined company, and (2) add the effects of the obligations of the combined company, namely (i) $70.0 million expected to be advanced under the Sprott Credit Agreement on the closing date of the business combination and (ii) $77.2 million of Assumed New Subordinated Notes in exchange for the 1.25 Lien Notes. The pro forma adjustments do not include the effects of any issuance discounts which may be calculated in the future as valuation models are revised using updated information and inputs, including transaction closing date balances and share price inputs.

	Seller Subsidiaries Balance	Pro Forma Adjustments	Pro Forma Combined
First Lien Agreement	$10,022	$(10,022)	$—
1.25 Lien Notes	5,241	(5,241)	—
1.5 Lien Notes	18,763	(18,763)	—
Second Lien Notes	28,537	(28,537)	—
Jacobs Note	785	(785)	—
Amortization of debt issuance costs	2,047	(2,047)	—
Less: capitalized interest	(551)		(551)
Assumed New Subordinated Notes		7,721	7,721
Sprott Credit Agreement		6,153	6,153
	$64,844	$(51,521)	$13,323

(g)	Represents adjustments to reverse income tax expense recorded by MUDS as the combined company has a loss before income taxes.

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Note 5. Pro Forma Loss Per Share

The tables below summarize the estimated pro forma shares of HYMC Class A common stock issued and outstanding as a result of the transactions using March 31, 2020 recorded balances and the no redemption and maximum redemptions scenarios and assumptions described in Note 1. Basis of Presentation to the Notes to these Unaudited Pro Forma Condensed Combined Financial Statements. Since the balances of the Seller Stockholder Funded Debt have increased after March 31, 2020 for additional issuance of 1.25 Lien Notes and for payment-in-kind interest added to the Seller Stockholder Funded Debt balances, the future/actual allocation of 32,500,000 shares of MUDS Class A common stock at the transaction closing date between the Seller Stockholder Funded Debt holders and Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes) will not match the presentation of such herein or included elsewhere in this joint proxy statement/prospectus as a higher number of shares will be allocated to the holders of the Excess Notes and 1.50 Lien Notes with corresponding decreases to the number of shares allocated to Seller’s common stockholders (including holders of Seller common stock following the conversion of the Second Lien Notes).

			Pro Forma Adjustments — No Redemption Scenario
Description	Seller Subsidiaries	Mudrick Capital Acquisition Corporation	See Note 2(c) for further detail	See Note 2(d) for further detail	See Note 2(e) for further detail	See Note 2(f) for further detail	See Note 2(g) for further detail	See Note 2(h) for further detail	See Note 2(i) for further detail	Pro Forma Combined (No Redemptions)
Seller’s common stockholders	2,897,568		(2,584,973)							312,595
MUDS’ stockholders:
Common Stock subject to redemption		5,571,215		(5,571,215)						—
Class A Common Stock:
Existing stockholders		1,338,072		5,571,215						6,909,287
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				3,258,333						3,258,333
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				1,941,667						1,941,667
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						1,000,000				1,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes							2,559,300			2,559,300
1.5 Lien Notes							15,640,790			15,640,790
Former holders of Second Lien Notes							13,987,315			13,987,315
Deferred underwriting fees (Cantor)								456,104		456,104
Sprott Credit Agreement					495,118					495,118
Backstop Agreement with Initial Subscribers									321,400	321,400
	2,897,568	12,109,287	(2,584,973)	3,125,000	495,118	1,000,000	32,187,405	456,104	321,400	50,006,909

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			Pro Forma Adjustments — Maximum Redemption Scenario
Description	Seller Subsidiaries	Mudrick Capital Acquisition Corporation	See Note 2(c) for further detail	See Note 2(d) for further detail	See Note 2(e) for further detail	See Note 2(f) for further detail	See Note 2(g) for further detail	See Note 2(h) for further detail	See Note 2(i) for further detail	Pro Forma Combined (Max Redemptions)
Seller’s common stockholders	2,897,568		(2,584,973)							312,595
MUDS’ stockholders:
Common Stock subject to redemption		5,571,215		(5,571,215)						—
Class A Common Stock:
Existing stockholders		1,338,072		(1,338,072)						—
Sponsor forward purchase				3,125,000						3,125,000
Shares retained by Sponsor from Class B conversions				1,615,384						1,615,384
Surrendered Shares to Seller’s stockholders and Second Lien Noteholders				3,584,616						3,584,616
Class B Common Stock		5,200,000		(5,200,000)						—
PIPE Investment						2,000,000				2,000,000
Exchange and conversions of Seller’s debt:
1.25 Lien Notes							2,559,300			2,559,300
1.5 Lien Notes							15,640,790			15,640,790
Former holders of Second Lien Notes							13,987,315			13,987,315
Deferred underwriting fees (Cantor)								237,067		237,067
Sprott Credit Agreement					495,621					495,621
Backstop Agreement with Initial Subscribers									6,500,000	6,500,000
	2,897,568	12,109,287	(2,584,973)	(3,784,287)	495,621	2,000,000	32,187,405	237,067	6,500,000	50,057,687

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The table below summarizes the estimated pro forma loss per share as a result of the transactions had such transactions occurred on January 1, 2019. After the transaction, there will be (1) 34.3 million warrants to purchase shares of MUDS common stock outstanding at an exercise price of $11.50 per share and (2) an additional number of warrants to purchase shares of MUDS common stock pursuant to the assumption of the outstanding Seller warrants, the quantity and exercise price of which will be determined pursuant to the terms of the Seller Warrant Agreement to be assumed by MUDS upon consummation of the business combination; however, since all warrant instruments would be anti-dilutive, they were excluded from the below calculations.

	Three Months Ended March 31, 2020		Year ended December 31, 2019
	No Redemptions	Max Redemptions	No Redemptions	Max Redemptions
Net loss	$(18,079)	$(18,079)	$(46,874)	$(46,874)
Basic and diluted shares outstanding	50,006,909	50,057,687	50,012,060	50,057,687
Basic and diluted loss per share	$(0.36)	$(0.36)	$(0.94)	$(0.94)

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